Exhibit 24

Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, officers and/or directors of Tucson Electric Power Company, an Arizona corporation, which corporation proposes to file with the Securities and Exchange Commission an Annual Report on Form 10-K for the year ended December 31, 2019, under the Securities Exchange Act of 1934, as amended, does each for himself or herself and not for one another, hereby constitute and appoint Frank P. Marino and Todd C. Hixon and each of them, his or her true and lawful attorneys, in his or her name, place and stead, to sign his or her name to said proposed Annual Report on Form 10-K and any and all amendments thereto, and to cause the same to be filed with the Securities and Exchange Commission, it being intended to grant and hereby granting to said attorneys, and each of them, full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned could do if personally present; and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys, or any one of them, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set their hand as of the 12th day of February, 2020.

/s/ David G. Hutchens
David G. Hutchens
Chief Executive Officer
(Principal Executive Officer)

/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President, Chief Financial Officer, and Director
(Principal Financial Officer and Principal Accounting Officer)

/s/ Susan M. Gray
Susan M. Gray
President, Chief Operating Officer, and Director

/s/ Todd C. Hixon
Todd C. Hixon
Director